EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Shares is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 17h day of March, 2025.

PFM Health Sciences, LP		PFM Health Sciences GP, LLC

By:	PFM Health Sciences GP, LLC,	By:	/s/ Darren Mooney
	its general partner		Darren Mooney, Authorized Signatory

By:	/s/ Darren Mooney
Darren Mooney, Authorized Signatory

PFM HEALTHCARE GROWTH EQUITY I GP, LLC		PARTNER Asset MANAGEMENT, LLC

By:	Partner Asset Management, LLC, its member manager	By:	PFM Health Sciences GP, LLC, its manager

By:	/s/ Darren Mooney	By:	/s/ Darren Mooney
	Darren Mooney, Authorized Signatory		Darren Mooney, Authorized Signatory

BRIAN D. GROSSMAN

By:	/s/ Darren Mooney
Darren Mooney, attorney-in-fact